UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2006
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-270-2900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 7, 2006 Cuisine Solutions, Inc., (the “Company”) entered into a Lease and Lease Addendum No. 1 to Lease (the “Lease Amendment”) with Duke Shirley LLC (the “Landlord”) amending the terms of the Company’s existing lease (the “Lease”) for its manufacturing facility in Alexandria, Virginia (the “Premises”).
     Pursuant to the terms of the Lease Amendment, effective June 2, 2006:
     (i) the Company expanded the Premises from approximately 48,000 square feet to 66,000 square feet;
     (ii) the term of the Lease is extended for an additional six year period, and as a result now expires April 30, 2014 (the “Lease Term”);
     (iii) the monthly base rent for the Premises, commencing June 1, 2006, is increased to approximately $37,000, with annual escalations beginning on May 1, 2007; and
     (iv) the Company is required to deposit with the Landlord approximately $51,000 in cash as security for the performance by the Company of the terms and conditions of the Lease and must make monthly deposits of $5,000 during the Lease Term to a restricted bank account as security for the Company’s obligation to restore a portion of the Premises to its condition as in existence prior to the alterations and improvements made by the Company.
     The foregoing is a summary description of certain terms of the Lease and is qualified in its entirety by the text of the Lease attached as Exhibit 10.63 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.63 Lease and Lease Addendum No. 1 to Lease with Duke Shirley LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

June 13, 2006	By:	/s/ Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: CEO

Exhibit Index

Exhibit No.	Description
10.63	Lease by and between Cuisine Solutions, Inc. and Duke Shirley LLC; Lease Addendum No. 1 to Lease by and between Cuisine Solutions, Inc. and Duke Shirley LLC.